 April 21, 2015  2015 Shareholder Meeting  Exhibit 99.1

 Management Reports Chris French President and CEO

 *  Safe Harbor Statement  This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our business strategy, our prospects and our financial position. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “could,” or “anticipates” or the negative or other variation of these similar words, or by discussions of strategy or risks and uncertainties. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Important factors that could cause actual results to differ

Safe Harbor StatementThis presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our business strategy, our prospects and our financial position.  These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “could,” or “anticipates” or the negative or other variation of these similar words, or by discussions of strategy or risks and uncertainties.  These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections.  Important factors that could cause actual results to differ materially from such forward-looking statements  include, without limitation, risks related to the following:  Increasing competition in the communications industry; and A complex and uncertain regulatory environment. A further list and description of these risks, uncertainties and other factors can be found in the Company’s SEC filings which are available online at www.sec.gov, www.shentel.com or on request from the Company.  The Company does not undertake to update any forward-looking statements as a result of new information or future events or developments.

 *  Use of Non-GAAP Financial Measures   Included in this presentation are certain non-GAAP financial measures that are not determined in accordance with US generally accepted accounting principles. These financial performance measures are not indicative of cash provided or used by operating activities and exclude the effects of certain operating, capital and financing costs and may differ from comparable information provided by other companies, and they should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with US generally accepted accounting principles. These financial performance measures are commonly used in the industry and are presented because Shentel believes they provide relevant and useful information to investors. Shentel utilizes these financial performance measures to assess its ability to meet future capital expenditure and working capital requirements, to incur indebtedness if necessary, return investment to shareholders and to fund continued growth. Shentel also uses these financial performance measures to evaluate the performance of its businesses and for budget planning purposes.

 *  Record Financial Results  2012  2013  2014  Revenue  Net Income  Earnings per Share (Diluted)  Dividend  x  x

 *  Cash Dividend History (per Share, Split Adjusted)  x  x

 *  Earnings Per Share (Diluted)  x  x

 *  Total Long Term Debt to Assets (in millions)  Debt as % of Assets  12%  42%  38%  39%  41%  36%

 *  Stock Price (Nov 2011 – Apr 2015)  Note: Stock prices through April 15, 2015

 *  Data Growth

 *  Data Growth

 *  Wireless Highlights  Postpaid Growth Postpaid customers up 5.2% over last 12 months.2% over last 12 Prepaid GrowthPrepaid customers up 5.9% over last 12 monthsof $5.7 million, or 9.0%

 *  Cable Revenue Generating Units (in thousands)  (Year End)

 *  Fiber Network, Mid-Atlantic Region  PA  VA  MD  WV

 *  Fiber Network, Local

 *  Fiber and Tower Lease Revenue (in millions)

 *  Access Revenue (in millions)

 *  Regulatory Uncertainties  Broadband Regulation via Title IIIncluding “Net Neutrality”Universal Service FundConnect America Fund

 *  Rural Service Areas

 *  Employees

 Management Reports Earle MacKenzie EVP and COO

 *  PCS Postpaid Subscribers (in thousands)  (Year End)

 *  PCS Postpaid Gross Billed Revenue per User

 *  PCS Prepaid Gross Billed Revenue per User

 *  How Does Shentel’s Wireless Compare?  * Total Subs includes Wholesale Subscribers and Connected Device data plans.** AT&T added 4.5 million prepaid subscribers in 2014 by acquiring Leap. These subscribers were excluded from net adds and % growth.

 *  Cable Revenue Generating Units (in thousands)  (Year End)  x  Customers    68,385   69,538   71,298

 *  Cable Average Monthly Revenue per Customer

 *  How Does Shentel Cable Compare?  * Note: Information for Industry and Peer Averages from SNL Kagan as of 12/31/14. Selections for the peer group include peers with numbers of homes passed similar to that of Shentel.  (Year End)

 *  Wireline Customers  (Year End)

 *  New Fiber Lease Contracts Signed (in millions)

 *  Major Upgrades Completed – CapEx Spending (in millions)  Note: CapEx spending shown above excludes the effects of unpaid invoices at year end on annual amounts as reflected in cash flow schedules.

 Management Reports Adele Skolits VP of Finance and CFO

 *  Consolidated Operating Revenues (in millions)

 *  Mix of Revenues (in millions)

 *  Mix of Operating Expenses (in millions)  Note: 2012 includes $11.0 in Goodwill Impairment charges and $6.1 in favorable adjustments for prior year Prepaid activities.

 *  Operating Income (in millions)

 *  Operating Cash Flow Less Capital Spending (in millions)

 April 21, 2015  2015 Shareholder Meeting